UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2017
The 2017 Annual Meeting of Shareholders of Pixelworks, Inc. will be held May 10, 2017 at 12:00 p.m. Pacific Daylight Time at our offices at 224 Airport Parkway, Suite 400, San Jose, California 95110, to conduct the following items of business:

1.	To elect five Directors to serve until the 2018 Annual Meeting of Shareholders or until their successors are duly elected or qualified;

2.	To approve the amended and restated 2006 Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and

4.	To transact any other business that properly comes before the meeting or any postponement or adjournment of the meeting.
The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective. Shareholders who owned shares of our common stock at the close of business on March 17, 2017 are entitled to receive notice of, attend and vote at the meeting or any postponement or adjournment of that meeting. Beginning two business days after this Notice is given, a complete list of shareholders entitled to vote at the Annual Meeting of Shareholders will be available at the Secretary's office at 224 Airport Parkway, Suite 400, San Jose, California 95110. Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
San Jose, California
April 13, 2017
This Proxy Statement and accompanying proxy card are first being distributed on or about April 13, 2017.
This Proxy Statement, along with the proxy card and our Annual Report on Form 10-K are available on our website at www.pixelworks.com.

PIXELWORKS, INC.
224 Airport Parkway, Suite 400
San Jose, CA 95110
PROXY STATEMENT
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2017

THE MEETING
Purpose, Date, Time and Place
This proxy statement (the “Proxy Statement”) is being provided in connection with the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation, or any postponement or adjournment of that meeting. The related proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company. These proxy materials were first sent to shareholders on or about April 13, 2017.
The Annual Meeting will be held at 12:00 p.m. Pacific Daylight Time, on May 10, 2017, at our offices at 224 Airport Parkway, Suite 400, San Jose, California 95110, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Record Date
Shareholders of Pixelworks common stock at the close of business on March 17, 2017, the record date established by the Board, will be entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were approximately 70 registered shareholders of record and a substantially greater number of beneficial owners because a significant portion of our outstanding common stock is held in broker “street name.” On the record date there were 29,536,777 shares of common stock outstanding and each share of common stock is entitled to one vote on each matter.
Appointment of Proxy Holders
Our Board asks you to appoint Todd A. DeBonis and Steven L. Moore as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Second Amended and Restated Bylaws, may be properly presented for action at the Annual Meeting.
Voting
Shares Registered in Your Name
You may vote shares registered in your name in person at the Annual Meeting, or by proxy by using the enclosed proxy card, over the telephone or on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

1.
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

2.	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

3.
To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 9, 2017 to be counted.

4.
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 9, 2017 to be counted.

If shares are registered in your name and you execute a proxy but either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without providing specific voting instructions, the shares will be voted:

1.	“FOR” each of the five nominees for Director listed in this Proxy Statement;

2.	“FOR” approval of the amended and restated 2006 Stock Incentive Plan; and

3.	“FOR” the ratification of KPMG LLP as Pixelworks’ independent registered public accounting firm for the year ending December 31, 2017.
Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a valid proxy.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent and you do not provide specific voting instructions to your broker, bank or other agent, under the rules of certain securities exchanges, including the NASDAQ rules, the broker, bank or other agent holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters, but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” We understand that, under NASDAQ rules, proposals one and two involve non-routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, broker non-votes are expected. No broker non-votes are expected for proposal three as it involves matters we believe to be routine. See “ — Effect of Abstentions and Broker Non-Votes,” below.
Revocability of Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy sent to our Secretary, care of Pixelworks, Inc., 224 Airport Parkway, Ste. 400, San Jose, CA 95110; or

3.	A later-dated vote by telephone or Internet or a ballot cast in person at the Annual Meeting (simply attending the Meeting will not, by itself, revoke your proxy).
Quorum
A quorum is required for the shareholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes and other proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.
Votes Required to Adopt Proposals
Each outstanding share of our common stock on the record date is entitled to one vote on each of the five Director nominees and one vote on each other matter. Our Directors are elected by a plurality of the votes cast by the shares entitled to vote in the matter. This means that the five nominees for Director receiving the most affirmative votes will be elected. Approval of other matters requires that the majority of the votes cast “for” the matter exceed the number of votes cast “against” the matter.

Effect of Abstentions and Broker Non-Votes
Abstentions, broker non-votes and shares not present at the meeting are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the results of voting. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other agent, the organization that holds your shares will not be authorized to vote on the election of Directors or approval of the amended and restated 2006 Stock Incentive Plan.
Expenses and Solicitation
The Company will bear the cost of this solicitation. Our Directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, email, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Electronic Delivery of Proxy Materials
Any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it. You may request to receive proxy materials by email by entering the control number provided on your proxy card at www.investordelivery.com or www.proxyvote.com.
Householding of Proxy Materials
We are “householding” our proxy materials pursuant to Securities and Exchange Commission (“SEC”) rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of our annual report and Proxy Statement to multiple shareholders who share the same mailing address, unless the Company received contrary instructions from an affected shareholder.
We will promptly deliver upon written or oral request a separate copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to any shareholder at a shared address to which a single copy of any of these documents was delivered. To request a separate copy of any of these documents, shareholders may write or call the Company at our principal executive offices:
Pixelworks, Inc.
Attn: Secretary
224 Airport Parkway, Ste. 400
San Jose, CA 95110
(408) 200-9200
Shareholders of record who would like to revoke householding consent and receive a separate copy of proxy materials, and shareholders sharing an address and receiving multiple copies of proxy materials who would like to give householding consent and request delivery of a single copy of these documents, should contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 579-1639 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Sixth Amended and Restated Articles of Incorporation, as amended by the First, Second and Third Amendments thereto, and our Second Amended and Restated Bylaws provide that the number of members of the Board shall not be less than three or more than twelve with the exact number to be fixed by resolution of the Board. Our Sixth Amended and Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws require that our Board be divided into three classes serving staggered terms when the authorized number of Directors is fixed at eight or more, and if the authorized number of Directors is fixed at seven or less, the Directors shall hold office until the earlier of the next annual meeting of shareholders, a successor being elected and qualified, or such member's resignation, death or removal.
The authorized number of Directors is currently set at five (5) members. The Corporate Governance and Nominating Committee recommended to the Board that each of Todd A. DeBonis, C. Scott Gibson, Daniel J. Heneghan, Richard L. Sanquini and David J. Tupman be nominated for reelection to serve as Directors of the Company until the next annual meeting of shareholders.
In the event these five nominees for Director are re-elected, following the Annual Meeting, our Board would consist of the following individuals.

Name	Age	Committees
Todd A. DeBonis	52	None
C. Scott Gibson	64	Audit, Compensation and Corporate Governance and Nominating
Daniel J. Heneghan	61	Audit (Chair) and Corporate Governance and Nominating
Richard L. Sanquini*	82	Audit and Compensation (Chair)
David J. Tupman	54	Compensation and Corporate Governance and Nominating (Chair)

*	Chairman of the Board

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the five nominees. If any nominee is unable or declines to serve as Director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

Director Nominees for Election

In accordance with SEC regulations, the names of the nominees and certain biographical information about the nominees, including the Director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee to recommend that the nominee should serve on our Board, are set forth below. For additional information about how we identify and evaluate nominees for Director, see " — Qualifications of Directors."
TODD A. DEBONIS has served as our Chief Executive Officer and as a Director since April 2016, and previously served as our Chief Operating Officer from February 2016 to April 2016, and as our Executive Vice President, Sales, Marketing & Business Development from January 2016 to February 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Prior to TriQuint, Mr. DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications, a designer, developer and supplier of integrated programmable SoC solutions, Vice President of Worldwide Sales of Ishoni Networks, a silicon and software solution provider, and also held executive positions at Infineon Technologies, VisCom Corporation and Electec SoCal. Mr. DeBonis also serves on the Board of Directors of Poet Technologies Inc. (TSX VENTURE: PTK). Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.

Mr. DeBonis’ leadership and in-depth knowledge of the operations of the Company contribute to informed decision-making at the Board level. In addition, his prior experience as an executive at complementary semiconductor companies provides him with critical analysis and decision-making skills, deep relationships within our industry and knowledge of best-practices across the key functions of an organization.
C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002 and currently serves on public company boards as his full time professional job. From January 1983 through February 1992, Mr. Gibson co-founded and served as President, and Co-CEO of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson served as a Director for several high technology companies. Mr. Gibson currently serves on the Board of Directors of RadiSys Corporation (NASDAQ: RSYS), Northwest Natural Gas Company (NYSE: NWN) and Qorvo, Inc. (NASDAQ: QRVO). Within the past five years, Mr. Gibson also served on the Board of Directors of Verigy (NASDAQ: VRGY) and TriQuint Semiconductor, which subsequently merged with RF Micro Devices, Inc., and became Qorvo, Inc. in January 2015. Mr. Gibson serves as Trustee of the St. John's Medical Center, and the Community Foundation of Jackson Hole. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois. Mr. Gibson was awarded the NACD Board Fellow credential in January 2017.
Mr. Gibson's semiconductor expertise and experience in the high-technology industry provide him with a deep understanding of our business. Mr. Gibson's significant experience as a director of other public companies provides him with a current working knowledge of business and economic trends that affect our industry. Mr. Gibson's prior experience co-founding and leading Sequent Computer Systems, along with other senior management positions he has held, provide him with insight into a range of issues that face Pixelworks. Through his board experience, Mr. Gibson has worked extensively with compensation consultants, and has gained a thorough knowledge of executive compensation trends and practices. Additionally, Mr. Gibson’s extensive work on public and non-profit audit committees, and his qualification as an audit committee financial expert as defined by SEC rules, lends perspective and experience to our Audit Committee.

DANIEL J. HENEGHAN has served as a Director of Pixelworks since April 2006. Mr. Heneghan currently serves as an advisor to the semiconductor industry. From 1999 to 2005, he served as Vice President and Chief Financial Officer of Intersil Corporation, a world leader in the design and manufacture of high performance analog solutions. From 1980 to 1999, Mr. Heneghan worked in various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Mr. Heneghan served on the board of directors of NTELOS Holdings Corp. from February 2006 until it was acquired by Shenandoah Telecommunications in May 2016. Mr. Heneghan also served on the Board of Directors of Micrel, Inc. from November 2008, until it was acquired by by Microchip Technology in August, 2015. Mr. Heneghan also served on the Board of Directors for Freescale Semiconductor, Inc. from July 2010 until it was acquired by NXP Semiconductors in December 2015. Mr. Heneghan is a graduate of Quincy University with a B.S. in accounting. Mr. Heneghan also earned an M.B.A. from Western Illinois University.
Mr. Heneghan’s role as an advisor to the semiconductor industry brings the Company access to relationships with key industry participants and a current working knowledge of practices and developments in the industry. Additionally, Mr. Heneghan has experience directly managing companies that are complementary to, and face similar issues to those faced by Pixelworks. His leadership experience extends to financial and information technology oversight of large companies, which makes him particularly well suited to work with the Company on risk management and oversight. Mr. Heneghan’s service on the audit committee of other publicly traded companies provides him with significant experience with financial and accounting developments.
RICHARD L. SANQUINI has served as a Director of Pixelworks since February 2010. For the past several years, Mr. Sanquini has worked as an industry consultant, investor, and board director with young companies and has a strong reputation for helping to build and prepare them for public offering and/or acquisition. In addition to Pixelworks, Mr. Sanquini currently serves on the boards of Synaptics Incorporated (NASDAQ: SYNA), a developer and supplier of custom designed human interface solutions, R2 Semiconductor Inc., a privately-held fabless semiconductor company, and Keyssa, Inc., a privately-held developer of wireless technology for data transfer. Mr. Sanquini has also served as a director on many successful startup company boards during the last few years, including serving as the Chairman of PortalPlayer, the company that developed the silicon and operating system for the Apple iPod. Prior to his current role, Mr. Sanquini worked at National Semiconductor, initially as vice president of microprocessors, microcontrollers, and peripherals' with subsequent roles of senior vice president of the consumer and commercial division and as the company’s chief technology officer. He began his career at RCA’s Solid State Electronics Division, as an integrated circuit design engineer and eventually served as the general manager and director of memories and microprocessors. Mr. Sanquini holds a BSEE from the Milwaukee School of Engineering, Wisconsin.
Mr. Sanquini’s experience in senior management positions and his experience with intellectual property protection and China operations, provide him with specific knowledge that is valuable to the Board’s understanding of our business. His current service on complementary public company boards allows him to draw on experiences and knowledge from across the industry, and enables him to identify best practices and developments. Mr. Sanquini has served as a chairman and member of the audit and compensation committees, and as a member of the nominations and corporate governance committees, of other public company boards, which supports his knowledge of corporate governance trends and regulatory requirements.
DR. DAVID J. TUPMAN has served as a Director of Pixelworks since April 2014 and as a consultant to Pixelworks since July 2012. Dr. Tupman is currently the CEO of Details Lab Inc., an advisory firm focusing on scaling organizations for high-growth, technology development and new product introduction. Since July 2015, Dr. Tupman has also served on the Board of Directors of Cirrus Logic Inc. (NASDAQ: CRUS). From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple, Inc., where he led the hardware engineering and technology teams for multiple mobile devices, including the iPhone and iPod devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England from 1995 to 2001 as a hardware-engineering manager where he developed a number of PDAs including the Psion Series 5MX and the Revo. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger in Farnborough, England where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelors in Electronics Engineering from University of Salford, England, where he also received an honorary Doctor of Science degree in 2014. Dr. Tupman is named as an inventor on more than 30 U.S. patents.
Dr. Tupman brings over 25 years of engineering and technology experience in the consumer electronics and industrial markets, which we believe will provide valuable insights and industry expertise to our Board.

Required Vote
Directors will be elected by a plurality of the votes cast at the Annual Meeting where a quorum is present. This means the five Director nominees who receive the highest number of “for” votes properly cast will be elected as Directors, even if none receive a majority of the votes cast. Shareholders may not cumulate their votes. Because Directors are elected by a plurality of the votes, an “abstain” vote will have no effect on the outcome of the election but will be counted for purposes of determining whether a quorum is present. In addition, a "withheld" vote will not be counted in determining the number of votes cast for the Director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Responsibilities
The Board is governed by our Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. The Board’s primary responsibilities include:

•	Understanding the factors that determine the Company’s success and the risks and problems that affect it;

•	Understanding, reviewing, approving and overseeing fundamental business strategies, financial strategies and major corporate actions;

•	Nominating Directors, reviewing the structure and operation of the Board and overseeing effective corporate governance;

•	Establishing a corporate environment that promotes timely and effective disclosure, financial accountability, high ethical standards and compliance with all applicable laws and regulations;

•	Understanding the results of operations and financial condition of the Company;

•	Evaluating the performance of the Company’s senior executives and taking action where appropriate;

•	Approving the compensation of the Company’s senior executives and overseeing succession planning for these executives; and

•	Providing advice and assistance to the Company’s senior executives.

Board Structure
Our Board currently consists of five Directors. The current Board members include four independent Directors and our Chief Executive Officer ("CEO"). The Board believes that if all five nominees for Director are elected at the Annual Meeting, following the Annual Meeting there will be a majority of independent Directors on the Board.

Board Leadership Structure
Both independent and management Directors, including our CEO, are eligible for appointment as Chairman of the Board. Currently, the functions of Chairman of the Board and the CEO are separated. Among the duties of the Chairman of the Board is the management of the Board, including prioritizing current matters in front of the Board and setting the agenda for meetings with the input of management. Mr. Sanquini has served as Chairman of the Board since July 2010. The CEO manages the Company and is accountable for corporate performance. Mr. DeBonis has served as CEO and President of Pixelworks and has served on the Board since April 2016.
While both independent and management Directors are currently eligible to serve as Chairman of the Board, the Board believes that there may be advantages to having an independent Chairman of the Board for matters such as facilitating communications between the Board, the CEO, and other senior management and assisting the Board in reaching consensus on particular strategies and policies.

Director Independence
Our Corporate Governance Guidelines provide that a majority of our Directors will be independent. The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in applicable NASDAQ and SEC rules. Periodically and no less than annually, the Board conducts a review of Director independence, which includes a review of all relevant transactions, if any, or relationships between each Director or any of his or her family members and the Company, any member of our senior management or our independent registered public accounting firm. Based on this review and the review and recommendation by the Corporate Governance and Nominating Committee, the Board affirmatively determined all of our Directors, except Todd A Debonis, our CEO, are independent as defined by the applicable rules of the SEC and NASDAQ and have no current relationship with the Company, except as a Director and shareholder. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow our company a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) of the Securities Exchange Act of 1934 (the” Exchange Act”) to allow our Company to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. To facilitate these determinations, annually each Director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a Director or nominee.
As required under applicable NASDAQ listing standards, in the 2016 fiscal year, our independent Directors regularly met in scheduled executive sessions at which only independent Directors were present.
Board Oversight of Risk
Management continually monitors the material risks facing the Company, including financial, strategic, operational, and legal and compliance risks. An overall review of risk is inherent in the Board’s ongoing consideration of the Company’s long-term strategies, transactions and other matters presented to and discussed by the Board. Additionally, the Board formally reviews the Company’s risk management policies and practices at least annually, after receiving a report from the CEO and Chief Financial Officer (“CFO”). This annual review includes a discussion of the likelihood and potential magnitude of various risks, as well as any actions management has taken to limit, monitor or control those risks. The CEO and CFO also report to the Board, in a timely manner, events that arise that present material risks to the Company or that materially and adversely change previously identified risks. Additionally, although the full Board has responsibility for overall risk oversight, the Audit Committee annually reviews the Company’s investment policy, corporate information technology policy and risks related to currency fluctuations, and the Compensation Committee seeks to avoid creating incentives for employees to take excessive or inappropriate risks when establishing and administering compensation programs. In performing these functions, these committees assess the appropriateness of the Company’s policies relevant to these risks and consider changes to such policies as appropriate.

Board and Committee Meetings
Our Board holds regularly scheduled quarterly meetings and also holds special meetings and acts by written consent from time to time, as appropriate. At each quarterly Board meeting, time is set aside for the independent Directors to meet without management present. Our Board met seven times during 2016.
We have adopted a policy that requires a majority of Directors to attend annual meetings either in person or via telephone conference. All of our Directors that were elected at the 2016 annual meeting attended the 2016 annual meeting and each incumbent Director attended 75% or more of the Board meetings and meetings of the committees on which they served during the last fiscal year.

Standing Committees of the Board
The Board has adopted written charters for its three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, all of which are available on our website at www.pixelworks.com.
The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent Directors as defined by the applicable rules of the SEC and NASDAQ and that all members of such committees satisfy the relevant SEC and NASDAQ requirements for members of such committees.
Audit Committee
The Audit Committee provides objective oversight of corporate accounting, financial reporting practices and financial statement audits of the Company and has the responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm and is directly responsible for the oversight of the work of such independent registered public accounting firm. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and the effectiveness of the accounting and financial controls of the Company.
The current members of the Audit Committee are Directors Daniel J. Heneghan, who chairs the committee, C. Scott Gibson, and Richard L. Sanquini. After reviewing the qualifications of the members of the Audit Committee, the Board has determined that each member meets the financial experience requirements under the rules of the SEC and NASDAQ. In addition, the Board has determined that each member qualifies as an audit committee financial expert as defined by SEC rules.
The Audit Committee met five times in 2016.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities with respect to compensation of the Company’s Directors, executive officers and employees and oversight and administration of the Company’s incentive and stock-based compensation plans. The Compensation Committee determines compensation for the CEO and all other executive officers of the Company. The Compensation Committee’s other responsibilities include evaluating candidates for executive positions, maintaining a CEO succession plan and reviewing the annual proxy statement.
The current members of the Compensation Committee are Directors Richard L. Sanquini, who chairs the committee, C. Scott Gibson, and David J. Tupman.
The Compensation Committee met six times in 2016.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, recommends the slate of Directors to be nominated by the Board at the annual meeting of shareholders and recommends candidates to fill vacancies on the Board. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of applicable corporate governance guidelines and principles, developing policies and procedures relating to the process for identification and evaluation of Director candidates and minimum qualifications for Directors, and overseeing an evaluation of the Board and recommending Directors to be appointed to committees of the Board (other than to the Corporate Governance and Nominating Committee itself).

The Corporate Governance and Nominating Committee will consider recommendations for nominees for Director submitted by shareholders. As set forth in our Second Amended and Restated Bylaws, shareholders seeking to make nominations for Directors should send written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder. The Corporate Governance and Nominating Committee considers candidates recommended by shareholders in the same manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by other sources, including the Board and individual Directors.
The current members of the Corporate Governance and Nominating Committee are Directors David J. Tupman who chairs the committee, C. Scott Gibson, and Daniel J. Heneghan.
The Corporate Governance and Nominating Committee met one time in 2016.

Compensation Committee Interlocks and Insider Participation
No Director who served on the Compensation Committee during 2016 is, or has been, an officer or employee of the Company, nor has any Director had any relationships requiring disclosure under the SEC rules regarding disclosure of certain relationships and related-party transactions.
None of the Company’s executive officers serve on the board of directors or the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Board or Compensation Committee.

Qualifications of Directors
The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed Director nominees. At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. If a candidate is deemed to have the requisite experience and qualifications, reference checks are performed before the Corporate Governance and Nominating Committee recommends the candidate for nomination to the Board.
Factors considered in the selection of Director nominees may include the following:

•	Independence from management;

•	Relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses;

•	Potential conflicts of interest with other pursuits;

•	Legal considerations such as antitrust issues and involvement by the candidate in specific legal proceedings during the past ten years;

•	Corporate governance background, including directorships held with public companies or investment companies registered under the Investment Company Act of 1940 at any time during the past five years;

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	The size and composition of the existing Board.
The Company is committed to nondiscrimination on the basis of age, gender, ethnic background, religious affiliation or other personal characteristics unrelated to the Company’s purpose and mission. The Board does not have a policy with regard to the consideration of diversity in identifying Director nominees. However, the Board values diversity and considers qualifications and skills that are complementary to those of existing Board members to be highly desirable.
Director Compensation
The Compensation Committee periodically reviews Director compensation levels and practices, including retainer committee chair fees, equity compensation, and other forms of compensation, and recommends changes from time to time to the Board.
Fee Compensation
Members of our Board who were not officers or employees of the Company or any of its subsidiaries ("non-employee Directors") received cash compensation as follows during 2016:

•	$8,250 per quarter for service on the Board, with the exception of the Chairman of the Board, who received $14,500 per quarter of service;

•	$2,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who received $4,750 per quarter of service;

•	$1,250 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who received $2,500 per quarter of service; and

•
$750 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee, who received $1,500 per quarter of service.

Equity Compensation
During 2016, non-employee Directors who continued to serve on the Board after the 2016 Annual Meeting of Shareholders received an award of RSUs equal to the quotient of $31,000 divided by the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. These awards are scheduled to vest on the first to occur of (1) the day before the next annual meeting of the Company’s shareholders that follows the grant date, or (2) the first anniversary of the grant date, and are payable in shares of the Company’s common stock.
The Company's Board compensation policy also provides that any newly elected or appointed non-employee Directors, upon election or appointment to the Board, will receive an initial option award to purchase shares of the Company's common stock that is calculated to have a grant date Black-Scholes value of $47,000 based on the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. The option will have an exercise price equal to the closing price of the Company's common stock on the grant date, and a maximum term of six years. The award will vest with respect to 25% of the shares on the first anniversary of the grant date, and ratably on a monthly basis thereafter for the next three years. During 2016, there were no newly elected or appointed non-employee Directors.
Each of the awards discussed above was, or currently would be, granted under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and, in the event of a change of control of the Company, any unvested portion of any then in effect and unexpired option will become fully vested immediately prior to the change of control.
Director Stock Ownership Requirement
Board membership includes a requirement that within two years of the date of joining the Board, members shall own at minimum the lower of the value of 10,000 shares or $15,000 of common stock, to be held during each member's tenure on the Board.

Director Compensation Table — 2016
The following table reflects our non-employee Directors’ compensation for fiscal year 2016. The compensation paid to Mr. DeBonis, our CEO and Mr. Walicek, our former CEO, who was also employed by us during 2016, is presented below in the “ — Summary Compensation Table” and the related explanatory tables. The compensation paid to Mr. Domenik for his service as our Interim CEO from February to April 2016, is also included in the “ — Summary Compensation Table” and the related explanatory tables. Mr. Domenik received no additional compensation for his service as a Director during his period of service as our Interim CEO. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as Directors, and therefore Mr. DeBonis and Mr. Walicek are excluded from the table below.

Name	Fees Earned And Paid in Cash	Stock Awards (1) (2)	Total
Mark A. Christensen (3)	20,500	—	20,500
Barry L. Cox (3)	20,500	—	20,500
Stephen L. Domenik (4)	24,750	25,322	50,072
C. Scott Gibson (5)	49,000	25,322	74,322
Daniel J. Heneghan (5)	54,250	25,322	79,572
Richard L. Sanquini (6)	74,000	25,322	99,322
David J. Tupman (7)	42,750	25,322	68,072

(1)
This column represents the aggregate grant date fair value of stock awards granted to our non-employee Directors during 2016 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, "Compensation — Stock Compensation." For additional information on the valuation assumptions used for the grants, see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)
Each of our non-employee Directors who continued to serve on the Board after the 2016 Annual Meeting of Shareholders, including Mr. Domenik, Mr. Gibson, Mr. Heneghan, Mr. Sanquini and Dr. Tupman, received an RSU award covering 15,163 shares of our common stock on May 11, 2016, the date of our 2016 Annual Meeting of Shareholders. The grant date fair value of each RSU was $25,322.

(3)	Mr. Christensen and Mr. Cox resigned from the Board on May 11, 2016.

(4)	Mr. Domenik resigned from the Board on November 14, 2016.

(5)	Mr. Gibson and Mr. Heneghan each held options to purchase 6,666 shares of our common stock and had 15,163 RSUs outstanding as of December 31, 2016.

(6)	Mr. Sanquini had 15,163 RSUs outstanding as of December 31, 2016.

(7)	Dr. Tupman held options to purchase 10,000 shares of our common stock and had 15,163 RSUs outstanding as of December 31, 2016.

Communications with the Board
Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:
Pixelworks Board of Directors
224 Airport Parkway, Ste. 400
San Jose, CA 95110
Board members may also be contacted via email at bod@pixelworks.com.
Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate will be discarded and appropriate legal action may be taken.

Code of Ethics
The Company has a Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all Directors and employees, including the CEO, CFO and all other executive officers of the Company. The Company also has a Code of Ethics for Senior or Designated Financial Personnel (the “Code of Ethics for Senior or Designated Financial Personnel”) that applies to our senior financial officers, including our CEO, CFO and other designated financial personnel. The Code of Ethics for Senior or Designated Financial Personnel and the Code of Business Conduct are available on our website at www.pixelworks.com. The Company intends to disclose any changes in or waivers from its Code of Ethics for Senior or Designated Financial Personnel by posting such information on its website at www.pixelworks.com or by filing a Current Report on Form 8-K.

PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

Overview

On April 5, 2017, based on a recommendation from our Compensation Committee, the Board approved an amendment and restatement of the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) and directed that it be submitted for shareholder approval at the Annual Meeting. The proposed amendment and restatement of the 2006 Plan increases the number of shares authorized for issuance thereunder by 1,300,000 shares to 11,983,333 shares. The proposal would also extend the term of the 2006 Plan until April 5, 2027, the date that is ten (10) years following the effective date of the restatement. These changes will be effective as of the date the Board approved the amendment and restatement of the 2006 Plan, subject to shareholder approval of this proposal at the Annual Meeting.

    The Board determined that the available shares under the 2006 Plan were insufficient to provide annual grants to our executive officers and employees similar to those provided in the prior year. The Board believes that approval of this share reserve increase will allow the Company to provide additional long-term incentives to the Company’s executive officers, employees and Directors, as well as maintain compensation packages that align our employees', executive officers', and Directors' interests to those of our shareholders and remain competitive to attract and retain individuals that can contribute to our success. If approved, the total number of shares available following the increase will represent approximately 5.4% of the Company's outstanding common stock, which the Board believes is a reasonable amount of potential dilution.

Promotion of Good Corporate Governance

The existing 2006 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

•	No Discounted Options. Stock options and stock appreciation rights ("SARs") may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise specifically provided for in the award agreement.

•	No Tax Gross-ups. The 2006 Plan does not provide for any tax gross-ups.

Key Data

As of March 17, 2017, awards representing the right to acquire 12,942,583 shares of our common stock have been granted pursuant to the 2006 Plan. As of March 17, 2017, there are 2,009,827 shares subject to awards outstanding under the 2006 Plan. The stock options outstanding under the 2006 Plan have a weighted average exercise price of $2.28 and a weighted average remaining contractual life of 2.59 years. Our three year average burn rate for the years 2014 through 2016, calculated as the total number of shares granted, shares underlying options grants and shares underlying RSUs divided by our total common shares outstanding is 15.8%.

Based on the number of shares which have been issued under the 2006 Plan and those covered by awards outstanding, as of March 17, 2017, there are 284,663 shares that remain available for grant under the 2006 Plan prior to approval of the 1,300,000 share pool increase. This available share number reflects the reduction of the available share pool by 1.33 shares for each share issued on or after May 19, 2009, with respect to a full value award. Full value awards include RSUs and restricted share awards. The following table shows information regarding the distribution of awards under the 2006 Plan, as of March 17, 2017.

	Number of shares subject to stock options	Number of shares subject to RSU's	Total
Gross Number of Shares Covered by Past Awards	6,130,893	5,146,274	11,277,167
Adjustment for Full Value Awards (1.33:1 ratio for share pool)	—	1,665,416	1,665,416
Aggregate Past Grants (with Adjustment for Full Value Awards)	6,130,893	6,811,690	12,942,583
Cancellations	(2,151,717)	(392,196)	(2,543,913)
Outstanding Grants (with Adjustment for Full Value Awards)	3,979,176	6,419,494	10,398,670
Shares Currently Authorized for Issuance			10,683,333
Shares Currently Remaining Available for Grant			284,663

For a description of the 2006 Plan, see “ — Summary Description of the 2006 Stock Incentive Plan” below.

If our shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

Summary Description of the 2006 Plan

In 2006, the Board adopted, and our shareholders approved, the 2006 Plan. The 2006 Plan has since been amended on certain occasions, most recently on May 11, 2016 when our shareholders approved an increase to the total number of authorized shares to 10,683,333. On April 5, 2017, the Board approved, subject to and effective upon shareholder approval, the amendment and restatement of the 2006 Plan to increase the number of shares authorized for issuance thereunder by 1,300,000 shares. If the proposal to amend and restate the 2006 Plan is approved by our shareholders, the total number of authorized shares will increase to a total of 11,983,333 shares, and the term of the 2006 Plan will be extended for a term of ten (10) years following the effective date of the amendment and restatement.

The following summary of the material features of the 2006 Plan is qualified by reference to the terms of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A in substantially the form in which it will take effect if this Proposal 2 is approved by the shareholders. The 2006 Plan has also been filed electronically with the SEC and, together with this Proxy Statement, can be accessed on the SEC’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2006 Plan by writing to our Secretary, care of Pixelworks, Inc. at 224 Airport Parkway, Suite 400, San Jose, CA 95110. If shareholder approval of this proposal is not obtained, no additional grants of options to purchase shares of common stock, SARs, restricted shares or RSUs under the 2006 Plan in excess of those authorized for issuance prior to the amendment and restatement would be made.

Eligibility
All of our employees, Directors and consultants are eligible to participate in the 2006 Plan. As of March 17, 2017, we have approximately 162 full-time employees and four non-employee Directors. Our Named Executive Officers (as defined below) received RSUs under the 2006 Plan in 2016 as set forth in this Proxy Statement in the " — Grants of Plan-Based Awards — 2016" table under "Executive Compensation." Our non-employee Directors received RSUs under the 2006 Stock Plan in 2016 as set forth in this Proxy Statement under "Information About our Board of Directors — Director Compensation."

Administration
The 2006 Plan is required to be administered by the Board or a committee appointed by the Board. The 2006 Plan is currently administered by the Compensation Committee of the Board, which is composed of members that are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2006 Stock Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board. All questions of interpretation or application of the 2006 Plan are determined in the sole discretion of the Board or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board are permitted to participate in the 2006 Plan.
Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to construe and interpret the 2006 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2006 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2006 Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive awards under the 2006 Plan, the type(s) of award(s) any such individual will receive and the terms of any such awards.

No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or SAR award under the 2006 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Shares Subject to the 2006 Plan
The maximum cumulative aggregate number of shares of our common stock to be issued under the 2006 Plan and currently approved by shareholders is 10,683,333, subject to adjustment as described below. At the Annual Meeting, the shareholders are being asked to approve an amendment and restatement of the 2006 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,300,000 shares. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options would also be increased to the same number.
Since May 19, 2009, shares issued in respect of any “full-value award” granted under the 2006 Plan count against the share limit described above as 1.33 shares for every one share issued in connection with the award. For example, if the Company granted a stock bonus award covering 100 shares of its common stock under the 2006 Plan, 133 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2006 Plan other than a stock option or SAR. Stock options and SARs will be counted against the share limit on a share-for-share basis.
Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. The following types of shares will not be available for future award grant purposes under the 2006 Plan: (1) shares subject to a stock option or SAR that are not issued or delivered as a result of the net settlement of the award; (2) shares used to pay the exercise price or withholding taxes related to an outstanding award; or (3) shares repurchased on the open market using the proceeds of the exercise of a stock option.
No employee may receive options or SARs under the 2006 Plan that cover more than 250,000 shares cumulatively in any fiscal year, except that options or SARs covering up to an additional 250,000 shares may be granted in connection with a person’s initial employment with the Company.

Types of Awards
Under the 2006 Plan we can grant stock options and stock-settled SARs. However, only employees may receive Incentive Stock Options. The 2006 Plan also allows us to grant to our employees, Directors and consultants awards of restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock.
Stock Options: The Compensation Committee may grant stock options to participants subject to the terms and conditions established by the Compensation Committee. A stock option represents a right to purchase a specified number of shares of our common stock at a certain exercise price during a specified period. A stock option may be in the form of an Incentive Stock Option or a stock option that does not qualify for incentive treatment (a “Nonqualified Stock Option”) under the Code. The option award agreement will specify the vesting, exercisability and other terms of the award. The maximum term of an option granted under the 2006 Plan is six years (or five years in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company).
SARs: The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The term of a SAR may not exceed six years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of common stock on the exercise date over the fair market value of a share of common stock on the grant date. Payment shall be made solely in shares of our common stock. The SAR award agreement will specify the vesting, exercisability and other terms of the award.
Restricted Stock Units: The Compensation Committee may grant RSUs to participants subject to the terms and conditions established by the Compensation Committee. RSUs give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in an RSU agreement. Generally an RSU is to be settled promptly after vesting by delivery of the shares subject to the RSU award. If the vesting date occurs during a trading blackout period, certain of our RSU award agreements provide for the automatic deferral of stock delivery until the end of such blackout period.

Exercise or Purchase Price
The exercise price of each Incentive Stock Option, Nonqualified Stock Option and SAR granted under the 2006 Plan will be determined by the Compensation Committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 2006 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company). Whether an option granted under the 2006 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement. “Fair Market Value” for purposes of the 2006 Plan means the closing price of a share of common stock on a national exchange on which shares of common stock are then trading, if any, on the last market trading day on or before the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On March 17, 2017, the Fair Market Value was $4.84 per share based on the closing price of the common stock as reported on the NASDAQ Global Market.
In the discretion of the Compensation Committee, the exercise price of any option or SAR granted under the 2006 Plan and the sale price of any shares sold under the 2006 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable law) delivered at the time of exercise. RSUs may only be settled in shares of our common stock. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the SEC and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.
Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.

Transferability of Awards
An award granted under the 2006 Plan will be nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative, except as otherwise specifically provided for in the award agreement. More particularly, an award may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process, except as otherwise specifically provided for in the award agreement.

Conditions to Issuance of Stock Certificates; Legends
In order to enforce any restrictions imposed upon common stock issued upon exercise of any option or SAR granted under or any shares sold or issued pursuant to the 2006 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Adjustments upon Changes in Capitalization, Merger and Consolidation
If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which awards may be granted, as well as in the price per share of the common stock covered by each outstanding award. In the event we sell all or substantially all of our assets or merge with or into another company, the Compensation Committee may (a) arrange to have the surviving or successor entity assume or grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (b) accelerate the vesting of and shorten the period during which options are exercisable. No fractional shares of common stock will be issued on account of any of the foregoing adjustments.
If we are dissolved or liquidated, each outstanding award will terminate immediately prior to the consummation of the dissolution or liquidation unless the Compensation Committee, in its sole discretion, declares that all awards will terminate as of a fixed date and accelerates the vesting schedule of all outstanding awards.

Amendment and Termination
The Board may at any time suspend, amend or terminate the 2006 Plan and may, with the consent of an award holder, make such modifications to the terms and conditions of such recipient’s award as it deems advisable; provided, however, that the Company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Code or with rules promulgated by NASDAQ. The amendment, suspension or termination of the 2006 Plan will not, however, without the consent of the participant to be affected, alter or impair any rights or obligations under any award.

Privileges of Stock Ownership
A participant in the 2006 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination
Unless earlier terminated by the Board or the Compensation Committee, the 2006 Plan will terminate automatically as of the close of business on April 5, 2026, the day preceding the tenth anniversary of the effective date of the 2006 Plan as approved by our shareholders last year. The termination of the 2006 Plan will not affect the validity of any award agreement outstanding at the date of such termination. However, if the shareholders approve this proposal to amend and restate the 2006 Plan, then the term will be extended through April 4, 2027, the day preceding the tenth anniversary of the effective date of such amendment and restatement.

Certain United States Federal Income Tax Consequences to Recipients of Awards

The following is only a summary of certain United States federal income tax consequences to recipients of awards under the 2006 Plan and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Recipients who receive Nonqualified Stock Options or SARs will be subject to taxation upon exercise of such options or SARs on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options or SARs. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct as a compensation expense a corresponding amount. Nonqualified Stock Options and SARs do not give rise to a tax preference item subject to the alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock bonuses, stock units and other stock-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used in section 280G of the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Other

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers in any taxable year of the company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

The 2006 Plan is not a tax-qualified deferred compensation plan under 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2006 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

Aggregate Past Grants Under the 2006 Plan
The following table shows information regarding the issuance of past awards under the 2006 Plan among the persons and groups identified below through March 17, 2017.

Name and Position	Number of shares subject to stock options	Number of shares subject to RSU's	Total
Named Executive Officers:
Todd A. DeBonis (1)	350,000	290,000	640,000
President and CEO
Stephen L. Domenik (1)	53,750	142,191	195,941
Former Interim CEO
Bruce A. Walicek (1)	631,665	515,000	1,146,665
Former CEO
Steven L. Moore	361,665	275,500	567,165
Vice President, CFO, Treasurer and Secretary
All current executive officers, as a group (2 persons) (2)	711,665	565,500	1,277,165
All current directors who are not executive officers, as a group (4 persons)	51,998	327,449	379,447
All employees, including former employees, officers who are not executive officers and former directors, as a group	5,367,230	4,253,325	9,620,555
This table includes shares subject to awards that expired or terminated without having been exercised or paid and thus became available for new award grants under the 2006 Plan. This table does not reflect the effect of the fungible share feature that allots 1.33 shares for each 1 share covered by RSU awards.

(1)
Effective February 1, 2016, Bruce A. Walicek resigned from his positions as CEO and as a member of the Board. On February 1, 2016, Stephen L. Domenik, a member of the Board, was appointed as Interim CEO of Pixelworks, Inc. and Todd A. DeBonis was appointed as Chief Operating Officer of Pixelworks, Inc. On April 27, 2016, Todd A. DeBonis was appointed as President and CEO.

(2)	Our current executive officers are Todd A. DeBonis and Steven L. Moore.

New Plan Benefits Under the 2006 Plan
The grant of additional stock-based awards under the 2006 Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee (or, in the case of awards to non-employee Directors, the Board). Accordingly, other than the annual grants to our non-employee Directors, it is not possible to determine the number, amount and type of awards to be granted under the 2006 Plan as a result of the proposed amendment (or that would have been granted in 2016 had this proposed amendment of the 2006 Plan then been in effect). The annual grants on the date of the Annual Meeting for non-employee Directors will vest on the earlier of the day before the next annual meeting that follows the grant date and the first anniversary of the grant date. The following table shows the amount of such awards (without reflecting the effect of the 2006 Plan’s fungible share feature that allots 1.33 shares for each 1 share covered by RSU awards).

Name and Position	Market Value of RSUs ($)	Number of shares subject to RSU's
Named Executive Officers:
Todd A. DeBonis (1)	—	—
President and CEO
Stephen L. Domenik (1)
Former Interim CEO
Bruce A. Walicek (1)
Former CEO
Steven L. Moore	—	—
Vice President, CFO, Treasurer and Secretary
All current executive officers, as a group (2 persons) (2)	—	—
All current directors who are not executive officers, as a group (4 persons)	124,000	25,620	(3)
All employees, including officers who are not executive officers, as a group	—	—

(1)
Effective February 1, 2016, Bruce A. Walicek resigned from his positions as CEO and as a member of the Board. On February 1, 2016, Stephen L. Domenik, a member of the Board, was appointed as Interim CEO of Pixelworks, Inc. and Todd A. DeBonis was appointed as Chief Operating Officer of Pixelworks, Inc. On April 27, 2016, Todd A. DeBonis was appointed as President and CEO.

(2)	Our current executive officers are Todd A. DeBonis and Steven L. Moore.

(3)
The annual RSU award to be granted to the four non-employee Directors on the date of the Annual Meeting will cover that number of shares equal to $31,000 divided by the average 30-day closing price of our stock. For purposes of estimating the number of shares to be subject to these RSUs during 2017, the March 17, 2017 closing price of $4.84 has been used.

Equity Compensation Plans
For more information on our equity compensation plans, please see the section titled “ — Information About Our Equity Compensation Plans” below.

Vote Required for Approval

The Board believes that approval of the 2006 Plan will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the amendment and restatement of the 2006 Plan.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDED AND RESTATED PIXELWORKS, INC. 2006 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2016 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under compensation plans (excluding securities in first column) (3)
Equity Compensation Plans Approved by Shareholders (4)	4,204,202	(5)	$2.46	1,712,566
Equity Compensation Plans Not Approved by Shareholders	—		—	—
Total	4,204,202		$2.46	1,712,566

(1)
Excludes purchase rights under the 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for 18 month offering periods with purchases every six months. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock on each purchase date, with a maximum annual purchase amount of $25,000. The purchase price per share is equal to 85% of the lower of the fair market value of the common stock on (i) the offering date or (ii) the purchase date.

(2)	Represents the weighted-average exercise price of outstanding stock options.

(3)
Includes 656,862 shares that were available for future issuance under the ESPP and 1,055,704 shares that were available for future issuance under the 2006 Plan. The shares available for awards under the 2006 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards.

(4)	Consists of the 2006 Plan and the 2010 ESPP.

(5)	Includes 2,505,702 options and 1,698,500 full-value awards.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent Directors, has selected KPMG LLP, independent registered public accounting firm, as the auditors of the Company for the year ending December 31, 2017. The submission of this matter for approval by shareholders is not legally required; however, as a matter of good corporate practice, our shareholders are being asked to ratify this appointment. Before selecting KPMG LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.
Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make a statement, but will have the opportunity to make one if they wish.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Principal Accounting Fees and Services
The following table sets forth the aggregate fees paid to KPMG LLP during 2016 and 2015:

	2016	2015
Audit Fees (1)	$450,000	$557,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$450,000	$557,000

(1)
Audit Fees: Consists of fees billed for services rendered for the integrated audit of the Company’s annual financial statements and reviews of the Company’s interim condensed consolidated financial statements. Also includes fees billed for reviews of registration statements and our 2015 registered equity offering.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves any engagement under which KPMG LLP provides audit or permissible non-audit services to the Company. The Audit Committee has adopted a policy for the pre-approval of these services. Under the policy, pre-approval may be general and apply to services that will be performed over an extended period of time, or specific. General pre-approvals apply for one year. The Company’s CFO and KPMG LLP must provide the Audit Committee with the following information for each service to be approved: (i) the type of service to be performed; (ii) a detailed description of each particular service; and (iii) a range of fees. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
The authority to pre-approve services may be delegated to one or more designated members of the Audit Committee. If a designated member does pre-approve services, the pre-approval is reported to the full Audit Committee at its next regularly scheduled meeting. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountant's independence, including compliance with SEC rules and regulations. During 2016 and 2015, the Audit Committee pre-approved 100% of the services provided by KPMG LLP.

AUDIT COMMITTEE REPORT
The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
The Audit Committee currently consists of Daniel J. Heneghan, Chairman, C. Scott Gibson and Richard Sanquini. The Audit Committee has the responsibility and authority described in the Pixelworks, Inc. Charter of the Audit Committee of the Board of Directors, which has been approved by the Board. A copy of the Audit Committee Charter is available on our website at www.pixelworks.com. The Board has determined that Mr. Heneghan, Mr. Gibson and Mr. Sanquini meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable rules of NASDAQ. In addition, the Board has determined that Mr. Heneghan, Mr. Gibson and Mr. Sanquini each qualify as an audit committee financial expert as defined by SEC rules.
As further described in its charter, the Audit Committee oversees the corporate accounting, financial reporting practices and financial statement audits of the Company. Management has responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors, KPMG, are responsible for planning and conducting audits in accordance with U.S. generally accepted auditing standards and for issuing an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with U.S. generally accepted accounting principles and on our effectiveness of internal controls over financial reporting based on criteria established in Internal
Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee is responsible for overseeing the conduct of these activities by management and KPMG.
Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and the Company’s internal control over financial reporting for the year ended December 31, 2016, with management and KPMG, and management has represented to the Audit Committee that Pixelworks’ audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee’s review included a discussion with management of the quality of Pixelworks’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Pixelworks’ financial statements, including the disclosures related to critical accounting estimates.
The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board (PCAOB) and approved by the SEC. Additionally, the Audit Committee has received from KPMG the written disclosures and letter required by the applicable requirements of PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence with KPMG.
The Audit Committee has also evaluated the performance of KPMG, including, among other things, the amount of fees paid to KPMG for audit services related to the year ended December 31, 2016. Based on its evaluation, the Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
Based on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

Daniel J. Heneghan, Chairman
C. Scott Gibson
Richard L. Sanquini

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership as of March 17, 2017 of our common stock by:

(i)	Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;

(ii)	Each Director and each Director nominee of the Company;

(iii)	Each Named Executive Officer (as defined below) of the Company; and

(iv)	All current executive officers and Directors as a group.
Applicable percentage ownership is based on 29,536,777 shares of common stock outstanding at March 17, 2017. Based on our review of statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, as of March 17, 2017, we had no beneficial owners of more than five percent of our common stock, except as noted below. For purposes of computing the amounts reported under "Number of Shares Beneficially Owned" and "Percentage Beneficially Owned" for each person or group of persons named below, the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of March 17, 2017 (which are shown in the columns to the right) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the beneficial ownership of any other person or group of persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Subject to Options Exercisable Within 60 Days of March 17, 2017	Number of RSUs That Vest Within 60 Days of March 17, 2017
5% or Greater Shareholders:
John A. Kryzanowski (2)	2,860,000	9.7%	—	—
Heartland Advisors, Inc. (3)	2,250,000	7.6%	—	—
Directors, Nominees and Named Executive Officers:
C. Scott Gibson	101,496	*	6,666	15,163
Daniel J. Heneghan	145,760	*	6,666	15,163
Richard L. Sanquini	170,138	*	—	15,163
David J. Tupman	57,847	*	7,708	15,163
Todd A. DeBonis	258,875	*	109,375	49,500
Steven L. Moore	596,801	2.0%	241,665	19,800
Stephen L. Domenik (4)	315,359	1.1%	43,750	—
Bruce A. Walicek (5)	701,371	2.4%	—	—
All current directors and executive officers as a group (6 persons) (6)	1,330,917	4.5%	372,080	129,952

*	Less than 1%.

(1)
Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock, subject to community property laws, where applicable. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 224 Airport Parkway, Ste. 400, San Jose, California 95110.

(2)
Based on schedule 13G/A filed on January 4, 2017 by Mr. John A. Kryzanowski who reported beneficial ownership with respect to, and has voting and dispositive power over, 2,860,000 shares. The address of the reporting persons is c/o Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, CA 94111.

(3)
Based on schedule 13G/A filed on February 2, 2017 by Heartland Advisors, Inc. and William J. Nasgovitz who reported beneficial ownership with respect to, and have voting and dispositive power over, 2,250,000 shares. The address of the reporting persons is 789 North Water Street Milwaukee, WI 53202.

(4)	Effective November 14, 2016, Stephen L. Domenik resigned from the Board.

(5)	Effective February 1, 2016, Bruce A. Walicek resigned from his positions as CEO and as a member of the Board.

(6)
Includes all persons named under "Directors, Nominees and Named Executive Officers" except Stephen L. Domenik and Bruce A. Walicek. The executive officers as of March 17, 2017 were Todd A. DeBonis, President and Chief Executive Officer and Steven L. Moore, Chief Financial Officer. Mr. DeBonis is also a Director of Pixelworks, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors, and persons who own more than 10% of registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of Forms 3 and 4, and any amendments thereto, furnished to the Company and written representations from reporting persons, we believe that during 2016, all filing requirements applicable to our executive officers, Directors and greater than 10% shareholders under Section 16(a) of the Exchange Act, were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Historically, we have not entered into transactions with related persons. Other than the compensation arrangements with Directors and executive officers described elsewhere in this Proxy Statement, during the year ended December 31, 2016, there were no relationships or transactions, nor are there any currently proposed transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our Directors, nominees for Director, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees); had or will have a direct or indirect material interest.

Indemnification Agreements
We have entered into indemnification agreements with each of our current Directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Oregon law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future Directors and executive officers.
Procedures for Approval of Related Party Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest. The Company will not enter into any related party transactions without prior Audit Committee approval or ratification. Related party transactions are those that are required to be disclosed under applicable SEC rules. Currently, this review and approval requirement applies to any transaction in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our Directors or executive officers, (b) any nominee for election as a Director, (c) any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).
In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. In its review, the Audit Committee will take into account any information regarding the transaction or related person that would be material to investors in light of the particular circumstances, which information may include the following:

•	The related person’s interest in the transaction;

•	The impact on a Director’s independence;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction;

•	Whether the transaction was undertaken in the ordinary course of business;

•	Whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party;

•	The availability of other sources for comparable products or services; and

•	The purpose, and potential benefits to the Company, of the transaction.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth, as of March 17, 2017, information about the executive officers of the Company.

Name	Age	Position
Todd A. DeBonis	52	President and CEO
Steven L. Moore	62	Vice President, CFO, Secretary and Treasurer
The information provided below is biographical information about each of our executive officers as of March 17, 2017.
TODD A. DEBONIS — Information concerning Mr. DeBonis is set forth under “Proposal No. 1: Election of Directors.”
STEVEN L. MOORE joined Pixelworks in July 2007 as Vice President, CFO, Secretary and Treasurer. Prior to joining Pixelworks, Mr. Moore served as Vice President of Finance and Chief Financial Officer at Adept Technology, Inc., a publicly traded industrial robotics company, from June 2006 to July 2007. From June 2003 to June 2006, he held the position of Chief Financial Officer at SCM Microsystems, Inc., a publicly traded security/access control products company. From March 2000 to September 2002, Mr. Moore was Vice President of Finance at Virata Corporation, a publicly-traded semiconductor company. Prior to his service at Virata, Mr. Moore was Vice President and Chief Financial Officer at Health Systems Design Corporation, a publicly traded managed care information systems software company. Mr. Moore holds a B.A. in Economics from the University of Colorado.

COMPENSATION COMMITTEE REPORT
The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be furnished in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

Richard L. Sanquini, Chairman
C. Scott Gibson
David J. Tupman

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to the Company’s executive officers. Our executive officers in 2016 were:
•Todd A. DeBonis, President and CEO
•Steven L. Moore, Vice President, CFO, Secretary and Treasurer
•Stephen L. Domenik, Former Interim CEO
•Bruce A. Walicek, Former President and CEO
These individuals are listed in the “Summary Compensation Table” below and referred to in this Proxy Statement as the "Named Executive Officers."
Recap of Fiscal Year 2016
We believe that the compensation of our named executive officers should facilitate the achievement of annual corporate goals as well as the performance of long-term business objectives. For 2016 compared with 2015, our revenue declined by 10% which was primarily due to our customers' efforts to adjust inventory levels. Because of the softer demand environment during fiscal 2016, we maintained a strong focus on corporate-wide expense controls and diligent cash management. As a result, we decreased operating expenses by 9.4%, which included one-time restructuring charges of $2.6 million associated with employee severance and benefits.
Revenue is one of the performance metrics used to determine payout of incentive compensation under our Senior Management Bonus Plan. As described in more detail below in the section entitled, "Annual Cash Incentives" each of the performance metrics is individually evaluated and payout is made only if the minimum threshold for each is met. We achieved revenue of $53 million in 2016. Because the minimum threshold of $55 million in revenue was not met, our Named Executive Officers did not receive any payout under the Senior Management Bonus Plan.
Role of the Compensation Committee
The Compensation Committee is directly responsible for overseeing the Company’s compensation programs and may not delegate its authority in this respect to any other persons. Annually, the Compensation Committee evaluates the performance of our CEO and other executive officers and determines compensation in light of the goals and objectives of the compensation program for that year. As part of that responsibility, the Compensation Committee determines all compensation for the Company’s Named Executive Officers. For executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO in making its compensation determinations.
From time to time, the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to CEO, executive and Director compensation, trends in CEO, executive and Director compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee. During 2016, the Compensation Committee directly engaged Compensia, an independent compensation consultant, (the "Compensation Consultant") to provide executive compensation consulting services which included a review of our executive compensation programs, an update as to executive compensation trends generally and among our peer companies, and recommendations regarding our compensation programs. The Compensation Consultant did not provide any other services to the Company and did not provide services in excess of $120,000. In connection with its engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing upon the Compensation Consultant’s independence prescribed by the NASDAQ listing rules including, but not limited to, the amount of fees paid to the Compensation Consultant, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact independence. After reviewing these and other factors, the Compensation Committee determined that the Compensation Consultant was independent and that its engagement did not present any conflicts of interest.

Special Circumstances Relating to New CEO Hire
Mr. DeBonis joined the Company on January 4, 2016 as Executive Vice President, Sales, Marketing & Business Development, at which time he was awarded stock options, consistent with the Company's general approach with respect to senior management new hires. On February 1, 2016, Bruce Walicek resigned from his positions as CEO and as a member of the Board. The Board commenced efforts to promptly identify and select a candidate to succeed Mr. Walicek as CEO. Until a candidate was selected, Stephen Domenik, a member of the Board, was appointed Interim CEO. After a comprehensive search, the Board identified Mr. DeBonis as the best candidate with the requisite experience for the position as CEO.
The Compensation Committee received input from its Compensation Consultant to design a competitive, market-based compensation package appropriate for a senior executive with Mr. DeBonis' skills and experience, and with a vesting plan that linked much of his compensation to long-term service and the creation of shareholder value. In determining the equity portion of Mr. DeBonis' compensation package, the Compensation Committee took into account the general requirements to attract a new CEO candidate and awarded the majority of his compensation in the form of RSUs with vesting over three years to align his interests with those of the Company's shareholders. The size of an equity award required to attract a qualified CEO is typically greater than what we would typically contemplate awarding to a continuing employee on an annual basis. In addition, Mr. DeBonis was awarded a one-time bonus upon his appointment as CEO. Based on the above information, the compensation package reported for Mr. DeBonis' first year of service may not be indicative of compensation that will be reported for future years. We expect bonus payments in the future to be made only under the Senior Management Bonus Plan discussed below under the section entitled "Annual Cash Incentives" and we expect equity awards to be only in the form of RSU's.
In determining the appropriate level of compensation for Mr. Domenik as the Interim CEO, the Compensation Committee considered Mr. Domenik’s experience and expected job responsibilities, current compensation practices among comparable companies for comparable positions, and the expected time-frame of Mr. Domenik’s service. As a result, the Compensation Committee determined to set Mr. Domenik’s annual base salary at the same level as the Company had been paying to Mr. Walicek, which they determined to be a reasonable and appropriate level for the Company’s CEO, and determined to grant him a number of options consistent with the Company’s general approach with respect to senior management new hires, adjusted to account for the anticipated shorter term of service.

Executive Compensation Program Objectives and Philosophy
The objectives of the Company’s executive compensation program are as follows:

1.	Attract and motivate the best executives to the Company;

2.	Reflect our pay for performance philosophy;

3.	Reward executives for their contributions to the Company’s strategic and financial success and for creating shareholder value; and

4.	Recognize fiscal responsibility and corporate stewardship.
The Compensation Committee’s executive compensation decisions are based on the following core principles:

1.
Link pay to performance. The components of our executive compensation package are linked to individual contribution as well as corporate results. Long-term incentive awards, granted in the form of stock options or restricted stock unit awards, are designed to reward executive officers for the creation of long-term shareholder value.

2.	Provide competitive compensation. Our compensation programs are designed to be competitive within the various markets in which we compete for executive talent.

3.	Establish levels of compensation that are appropriate for the size and financial condition of the Company.

Data Considered in Determining Executive Compensation
In establishing executive compensation, the Compensation Committee does not engage in formal benchmarking activities but does review the compensation practices of other companies in the semiconductor industry and companies with similar total revenue to ours as background information for its compensation decisions. Specifically, when necessary, the Compensation Committee reviews third-party broad-based executive survey data to gain a general understanding of current compensation practices among comparable companies for comparable positions. The results of such a review, however, are only some of many other factors, including the qualitative factors described below, that are evaluated by the Compensation Committee. No specific weight is attached to any one factor and the emphasis placed on each factor may vary among individuals. As noted below, the target bonus rates for the Named Executive Officers were the same in 2016 as they were in 2015.

Shareholder Advisory Vote on Executive Compensation
At our 2016 annual meeting of shareholders, our shareholders cast an advisory vote on the compensation of our named executive officers (a “say-on-pay” vote). A majority (78%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) approved, on an advisory basis, the compensation of our named executive officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the Compensation Committee has considered the results of the say-on-pay vote as well as other factors discussed in this Compensation Discussion & Analysis. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our named executive officers, in light of the shareholder support received in 2016 and special circumstances related to new hire CEO, the Compensation Committee has not implemented significant changes to our executive compensation program since that time.
Elements of Our Executive Compensation Program
Our executive compensation program consists of fixed and variable cash compensation and equity-based compensation (together with cash compensation, “total direct compensation”), as well as severance and change of control benefits. When setting executive compensation, the Compensation Committee does not target a specific mix of fixed and variable compensation; however, the Compensation Committee does believe that variable cash compensation and equity-based compensation should constitute a significant portion of total compensation and that compensation should vary based on performance.
Additionally, the Compensation Committee does not target a specific mix of short-term variable compensation and long-term variable compensation. Typically, cash incentives are awarded after consideration of the accomplishment of financial, product and market development goals, and long-term incentives are aimed at aligning the interests of our Named Executive Officers with those of shareholders by focusing on long-term growth and stock performance. The Compensation Committee views all of these objectives as critical.
The following narrative describes each component of our executive compensation program, explains why each is included in the program and provides details of certain specific compensation arrangements for the Named Executive Officers for fiscal year 2016.
Base Salaries
The Compensation Committee believes that it is appropriate for our executive officers to receive a competitive level of fixed compensation in the form of a base salary. Base salaries provide a stable source of fixed income for the executive officers and help promote retention.
None of our Named Executive Officers have employment agreements or other contractual rights to receive fixed base salaries. Instead, base salaries for the Named Executive Officers are determined by the Compensation Committee based on its annual review. When determining the appropriate base salary for each executive, the Compensation Committee considers a variety of factors, such as the executive’s experience, job responsibilities and performance, the base salaries paid for similar positions with respect to both comparable companies and the Compensation Committee’s general knowledge of the industry, the Company’s financial performance and position, and recommendations from the CEO (as to executive officers other than himself). No specific performance goals or weightings are attached to any of these factors in establishing base salaries, and the emphasis placed on each factor may differ from individual to individual.
The base salary earned by each Named Executive Officer during 2016 is reported in the “Summary Compensation Table” below.

Annual Cash Incentives
The Named Executive Officers are generally eligible to receive cash bonuses each year as determined by the Compensation Committee. In accordance with our compensation program, objectives related to rewarding the Named Executive Officers for their contributions to the Company’s strategic and financial success, the Compensation Committee’s intent is to set challenging yet attainable financial and operational goals for the Named Executive Officers to work toward in the coming year. The 2016 target bonuses for Mr. DeBonis, Mr. Domenik and Mr. Walicek were equal to 100% of their annual base salaries (subject to proration and eligibility provisions) and the 2016 target bonus for Mr. Moore was equal to 50% of his annual base salary. Target bonus rates were unchanged from their levels in 2015.
On December 29, 2009, the Compensation Committee approved the form of the Company’s Senior Management Bonus Plan (the “Plan”). Under the Plan, annual bonuses for Named Executive Officers are based on the attainment of specific goals, as established by the Compensation Committee from year to year, that relate to the following performance measures:

•	Revenue;

•	Non-GAAP earnings(1) before interest, taxes, depreciation and amortization (“adjusted EBITDA”); and

•	Achievement of specified operational objectives.
(1) Our 2016 Non-GAAP earnings differ from our 2016 GAAP earnings due to the exclusion of stock-based compensation expense and restructuring expense.
Additionally the Plan provides that no bonus will be paid under the Plan unless minimum threshold targets for the revenue and adjusted EBITDA performance measures are achieved.
    For 2016, the Compensation Committee determined that optimizing sales and profitability for our shareholders were the critical measures for managements’ performance, and it selected no operational objectives for the Plan. The specific performance goals for fiscal year 2016 were the following:

•	Revenue, to be used solely for determining threshold eligibility for bonuses under the Plan as is described above;

•
Adjusted EBITDA, to be used both for determining eligibility for bonuses under the Plan and, should the threshold performance targets be achieved, for calculating the Plan’s bonus payments (ranging from 0-100% of target bonus rates based on level of adjusted EBITDA attained up to the annual target of $13 million).

During 2016, the minimum threshold of positive adjusted EBITDA was achieved but the minimum threshold of $55 million annual revenue was not achieved and thus no bonus amounts were awarded under the Plan. The Compensation Committee believes that the Plan’s revenue and adjusted EBITDA thresholds for 2016 were appropriate based on their review of the Company’s operating plan for 2016, the Company’s historical performance and the industry outlook at the relevant time. The Compensation Committee evaluates the Plan’s threshold and performance goals closely each year to secure a proper level of rigor to align with our pay for performance philosophy.
Long-Term Equity Awards
The Compensation Committee believes that the Named Executive Officers' long-term compensation should be directly linked to the value provided to shareholders. In 2016, the Named Executive Officers' long-term compensation was awarded in the form of stock options and RSUs. The RSUs granted in 2016 vest over a three-year period and stock options generally vest over a three- or four- year period and thus encourage long-term perspective and retention.
The Compensation Committee determines the size and frequency of each Named Executive Officer's equity awards annually by assessing the relative position and responsibilities of each executive, individual performance of each executive, anticipated contributions of each executive to the Company, previous equity-based awards granted to such executive, and awards given to similar positions among comparable companies (with no specific performance goals or weightings assigned to the foregoing factors). In general, executive officers receive an initial grant of equity on their date of hire. The Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances. Currently, our long-term equity awards are time-based which is consistent with practices among our peer group.
On April 21, 2016, the Compensation Committee awarded Mr. Moore an award of 60,000 RSUs. The RSUs will vest 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019, subject to continued service through each vesting date.

In connection with his appointment as our President and Chief Executive Officer on April 27, 2016, the Compensation Committee awarded Mr. DeBonis 150,000 RSUs. The RSUs will vest 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019, subject to continued service through each vesting date. In connection with his hiring as our Executive Vice President, Sales, Marketing & Business Development on January 4, 2016, the Compensation Committee awarded Mr. DeBonis 350,000 stock options. The stock options vest 25% on January 31, 2017, followed by monthly vesting on a straight-line basis over a three year period. The rationale in support of these two grants is included above in the section above entitled "Special Circumstances Relating to New CEO Hire."
In connection with his appointment as our Interim Chief Executive Officer on February 1, 2016, the Compensation Committee awarded Mr. Domenik 43,750 stock options. The stock options vested monthly on a straight-line basis over a six-month period.
The 2016 stock awards described above were granted under the 2006 Plan and are included in the “Grants of Plan-Based Awards — 2016” table below.
Severance Benefits Payable Upon Termination or Change in Control
Individual agreements with each Named Executive Officer provide for severance benefits payable upon certain involuntary terminations of their employment with the Company. The benefits may be provided to incentivize executives to join the Company, to incentivize executives to remain with the Company, or to compensate executives when they are asked to take on new or extraordinary responsibilities. The Compensation Committee believes that the benefits provided are comparable with those provided to individuals in similar positions at similar companies.
Additionally, the Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of executives. To encourage executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides executives with severance benefits if their employment is involuntarily terminated in connection with a change of control (i.e. double trigger).
A description of the specific severance benefits provided for each Named Executive Officer is included below under “Potential Payments Upon Termination or Change in Control.”
Other Compensation Considerations and Policies
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers, unless certain performance and other requirements are met. Although components of our current executive compensation program do not qualify for exemption from the $1,000,000 deduction limit, we believe that a substantial portion of our current executive compensation program will be deductible under the $1,000,000 limit. We reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Pixelworks and its shareholders.
Assessment of Risk
The Compensation Committee annually reviews the elements of compensation for our Named Executive Officers to determine whether any portion of the overall program encourages excessive risk taking. The Compensation Committee’s current assessment is that although the majority of compensation provided to our Named Executive Officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation Committee believes that the design of these compensation programs encourages our Named Executive Officers to remain focused on both short-term and long-term strategic goals. Safeguards integrated into the Company’s compensation practices include: (1) the balance of short-term and long-term incentive compensation; (2) the use of time-based vesting criteria in long-term incentive awards to align holders’ interests with the Company’s prospects; (3) the use of multiple performance metrics in the annual cash incentive plan, each linked to overall Company progress as opposed to narrow targets; (4) the limitation of maximum payouts under our annual incentive program as well as the reservation of Compensation Committee negative discretion to reduce amounts payable thereunder; and (5) the limitation on annual awards under the Company’s stock incentive plan.

Stock Ownership, Holding or Retention Guidelines
There are currently no equity ownership, holding or retention requirements or guidelines that our Named Executive Officers or other employees must meet or maintain.
Policy Against Hedging
Our Policy Against Disclosure of Confidential Information and Insider Trading prohibits directors, officers and employees from engaging in any form of hedging transactions in our stock, pledging our stock as collateral for a loan, trading in our securities on a short-term basis, purchases of our securities on margin, short sales of our securities and buying or selling puts or calls, or their equivalent positions, on our securities.
Policy Regarding Recoupments
We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments, or “clawbacks”, following later restatements of financial results. Under those circumstances, our Board or Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement, including the requirements of the Sarbanes-Oxley Act of 2002 and any policies adopted by our Board or Compensation Committee pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Narrative to 2016 Summary Compensation Table and Grants of Plan-Based Awards
Please see "Compensation Discussion and Analysis" above for a complete description of compensation plans pursuant to which the amounts listed under the "2016 Summary Compensation Table" and the "Grants of Plan-Based Awards — 2016" table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis section also describes the equity awards. The vesting of option awards and RSUs are as described in the tables below.

Summary Compensation Table
The following table sets forth the compensation of our Named Executive Officers for services rendered during 2016, 2015 and 2014. The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow as well as the Compensation Discussion and Analysis previously presented.

Name and Position	Year	Salary		Bonus (1)	Option Awards (2)	Stock Awards (2)		All Other (4)	Total
Todd A. DeBonis	2016	$351,500	(5)	$105,000	$520,555	$315,000		$—	$1,292,055
President and CEO
Steven L. Moore	2016	275,000		—	—	130,800		—	405,800
Vice President, CFO, Secretary and Treasurer	2015	275,000		—	—	195,750		—	470,750
	2014	275,000		26,464	—	278,950		—	580,414
Stephen L. Domenik(3)	2016	96,108		—	56,079	—		—	152,187
Former Interim CEO
Bruce A. Walicek(4)	2016	87,981		—	—	(482,686)	(6)	763,640	368,929
Former President and CEO	2015	375,000		—	—	522,000		—	897,000
	2014	375,000		72,174	—	797,000		—	1,244,174

(1)	Mr. Moore and Mr. Walicek each earned a bonus under the Company's Senior Management Bonus Plan in 2014. Mr. DeBonis was awarded a bonus upon his appointment to CEO on April 27, 2017.

(2)
Except as noted below, this column represents the aggregate grant date fair value of RSU and stock option awards granted during the applicable year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions used for the grants, see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See the “Grants of Plan-Based Awards — 2016” table below for information on equity awards granted to the Named Executive Officers in 2016.

(3)
Mr. Domenik's annual base salary was set at $375,000, consistent with the annual base salary of Mr. Walicek, our former President and CEO. Effective April 26, 2016, Mr. Domenik resigned from his position as Interim CEO.

(4)
Effective February 1, 2016, Mr. Walicek resigned from his positions as CEO and as a member of the Board. Mr. Walicek received $731,250 in cash severance and termination notice payments and $32,390 in healthcare continuation benefits in accordance with the terms of his separation agreement. See the description below under the heading “Potential Payments Upon Termination or Change in Control - The Walicek Separation Agreement” for more information.

(5)
This amount reflects the pro-rated salary earned by Mr. DeBonis as our Chief Operating Officer and Executive Vice President, Sales, Marketing & Business Development from January 2016 through April 2017, and the pro-rated salary earned by Mr. DeBonis as our Chief Executive Officer beginning in April 2016, at which time his annual base salary was set at $400,000.

(6)
Reflects the sum of (a) ($230,045), which is the deemed incremental fair value of the consulting agreement-related amendments to 72,600 of Mr. Walicek’s previously granted RSU awards, plus (b) ($252,639), which is the aggregate grant date fair value of RSU awards previously expensed and reported in prior Summary Compensation Table disclosure but that was reversed upon the forfeiture of such RSU awards in connection with Mr. Walicek’s resignation from his position as CEO. The deemed incremental fair value does not reflect any additional equity grants or awards, but instead relates to the February 1, 2016 Separation and Consulting Agreement’s provision that Mr. Walicek have the opportunity for continued vesting in up to 72,600 RSUs for service during his six-month post-employment consulting term. The incremental fair value was calculated as of the modification date in accordance with ASC 718 and was less than the grant date fair value.

Grants of Plan-Based Awards — 2016
The following table sets forth information concerning grants of plan-based awards to our Named Executive Officers during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($) (3)
Todd A. DeBonis	4/27/2016	—	—	—	150,000	(5)	—		—	315,000
	1/4/2016	—	—	—	—		350,000	(6)	2.46	520,555
	N/A	—	400,000	—	—		—		—	—
Steven L. Moore	4/21/2016	—	—	—	60,000	(7)	—		—	130,800
	N/A	—	137,500	—	—		—		—	—
Stephen L. Domenik	2/1/2016	—	375,000	—	—		43,750	(8)	2.12	56,079
Bruce A. Walicek	N/A	—	375,000	—	—		—		—	—

(1)	Represents the grant date for equity-based awards reported in the table.

(2)
Represents the threshold, target and maximum bonuses payable under the Company’s 2016 Senior Management Bonus Plan (the "2016 Senior Management Plan") prior to any applicable proration for an incomplete year of service. The 2016 Senior Management Plan’s parameters provided for potential payments from 0 to 100% of the applicable target amount, with no out-performance opportunity. No amounts were payable under this plan in 2016.

(3)	Each option reported in the table was granted with a per-share exercise price equal to the fair market value of a share of the Company's common stock on the grant date.

(4)
Represents the grant date fair value of stock and option awards calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions used for the grants, see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These amounts reflect the grant date fair value of the award and do not correspond to the actual value that will be realized.

(5)
The RSUs were awarded to Mr. DeBonis in connection with his appointment as our President and Chief Executive Officer. The RSUs will vest 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019, subject to continued service through each vesting date.

(6)
The options were awarded to Mr. DeBonis in connection with his hiring as our Executive Vice President, Sales, Marketing & Business Development on January 4, 2016. The stock options vest 25% on January 31, 2017, followed by monthly vesting on a straight-line basis over a three-year period.

(7)
The RSUs were awarded to Mr. Moore in connection with the Company’s annual grants to executives. The RSUs will vest 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019, subject to continued service through each vesting date.

(8)
The options were awarded to Mr. Domenik in connection with his appointment as our Interim Chief Executive Officer on February 1, 2016. The stock options vested monthly on a straight-line basis over a six-month period.

Additional Description of Plan-Based Awards
Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the Company’s 2006 Plan. The 2006 Plan is administered by the Compensation Committee and the Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.
Under the terms of the 2006 Plan, in the event of a merger or the sale of substantially all of our assets, each Named Executive Officer’s outstanding awards granted under the plan will be assumed or an equivalent award will be substituted therefor by the successor entity, unless the Compensation Committee provides that outstanding awards will become fully vested in lieu of being assumed.
In addition, each Named Executive Officer may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with the Company and/or a change of control of the Company. The terms of this accelerated vesting are described in the “Potential Payments Upon Termination or Change in Control” section below.
The RSU and option awards granted to Named Executive Officers during 2016 do not include any dividend rights.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following tables present option and restricted stock awards outstanding for the Named Executive Officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option exercise price per share ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Todd A. DeBonis	—	350,000	(2)	2.46	1/4/2022	—		—
	—	—		—	—	150,000	(3)	445,060
Steven L. Moore	60,000	—		3.48	2/10/2017	—		—
	66,666	—		5.25	7/18/2017	—		—
	50,000	—		2.36	2/9/2018	—		—
	16,666	—		2.28	2/28/2018	—		—
	8,333	—		2.28	3/2/2018	—		—
	100,000	—		0.60	3/23/2019	—		—
	—	—		—	—	11,900	(4)	55,811
	—	—		—	—	30,150	(5)	107,100
	—	—		—	—	60,000	(3)	107,100
Stephen L. Domenik	43,750	—		2.12	11/17/2017	—		—
Bruce A. Walicek	100,000	—		2.36	2/1/2017	—		—

(1)	The market value of the shares is determined by multiplying the number of shares reported in the table by the closing price per common share of our common stock of $2.80 on December 31, 2016.

(2)	Options vest 25% on January 31, 2017, followed by monthly vesting thereafter through January 31, 2020.

(3)	RSUs vest 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019.

(4)	RSUs vest 100% on February 15, 2017.

(5)	RSUs vest with respect to 14,850 shares on February 15, 2017 and with respect to 15,300 shares on February 15, 2018.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by our Named Executive Officers and vesting of RSUs held by our Named Executive Officers for the year ended December 31, 2016.

Name	Option awards			Stock awards
	Number of shares acquired on exercise (#)		Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)		Value realized on vesting ($) (2)
Todd A. DeBonis	—		$—	—		$—
Steven L. Moore	—		—	30,300		109,375
Stephen L. Domenik	—		—	6,626	(3)	11,529
Bruce A. Walicek	299,999	(4)	855,129	72,600	(5)	146,289

(1) With respect to RSUs vesting during a blackout period that precludes the RSU holder from trading shares of our stock, acquisition of the underlying shares will generally not occur on the vesting date but instead be deferred until the expiration of such blackout period as provided by the terms of the award agreement.
(2) Value realized is based on the fair market value per share of our common stock on the vesting date, which equals the closing market price of our common stock on the vesting date.
(3) Reflects shares released upon vesting of RSUs granted for service as a Director, not for service as Interim CEO.
(4) Exercised post termination.
(5) Released post termination.

Potential Payments Upon Termination or Change in Control
The Company has entered into the following arrangements with the Named Executive Officers that provide for severance benefits on certain terminations of employment. In each case, the severance benefits described below are contingent upon the individual providing a release of claims in favor of the Company.
Change of Control and Severance Agreement with Todd A. DeBonis
On January 4, 2016, the Company entered into a Change of Control and Severance Agreement with Todd A. DeBonis (the "DeBonis Severance Agreement"). The DeBonis Severance Agreement provides for certain benefits in the event of Mr. DeBonis’ “involuntary termination.” An “involuntary termination” is a termination by the Company without “cause” or by Mr. DeBonis for “good reason” (as each of those terms is defined in the DeBonis Severance Agreement).
In the event the involuntary termination occurs within six months prior to, or within twelve (12) months following, a “change of control” (as such term is defined in the DeBonis Severance Agreement), Mr. DeBonis will be entitled to the following benefits: (i) a lump sum cash payment equal to twelve (12) months of his base salary and the then-current year's target bonus as in effect as of the date of such involuntary termination or, if greater, as in effect immediately prior to the change of control; (ii) accelerated vesting of all outstanding equity awards granted to him by the Company prior to the change of control; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination of Mr. DeBonis until the earlier of when he (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA, or twelve (12) months from the date of termination. In the event of an involuntary termination that occurs within six months prior to a change of control, any acceleration of vesting of options and shares triggered by the change of control will occur immediately prior to the change of control and Mr. DeBonis will have a minimum of six months following the change of control to exercise the options (or longer if a longer period would otherwise be applicable).
In the event the involuntary termination occurs during the period that is from twelve (12) months after a change of control to twenty-four (24) months after a change of control (the “Second Year”), Mr. DeBonis will be entitled to the following benefits: (i) a lump sum cash payment equal to his base salary in effect at, and his target bonus applicable to the calendar year of, the involuntary termination or change of control, whichever is greater, multiplied by a fraction, the numerator of which is the number of months remaining in the Second Year and the denominator of which is twelve (12), (ii) accelerated vesting of all outstanding stock options granted to Mr. DeBonis by the Company prior to the change of control that would have otherwise vested after termination during the remaining number of whole months in the Second Year; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding his termination for the number of whole months remaining in the Second Year.

In the event of an involuntarily termination apart from a change of control, Mr. DeBonis would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twelve (12) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding stock options that would otherwise have vested during the twelve (12) months following such termination. In this event, the benefits would be calculated as if the date of the change of control were the same as the date of the involuntarily termination.
In the event the severance benefits under the DeBonis Severance Agreement would be treated as excess parachute payments subject to excise taxes, the benefits would either be reduced to a level that would not trigger the excise taxes or would be paid in full, whichever results in Mr. DeBonis retaining a greater benefit on an after-tax basis.
Change of Control Severance Agreement with Steven Moore
On May 11, 2009, the Company entered into a Change of Control Severance Agreement with Mr. Moore, as further amended on February 22, 2012 and again on May 20, 2014. (The foregoing agreement and amendments are referred to as the "Moore Severance Agreement"). The Moore Severance Agreement provides for certain benefits in the event of his “involuntary termination.” An “involuntary termination” is a termination by the Company without “cause” or by Mr. Moore for a “good reason event” (as each of those terms is defined in the Moore Severance Agreement).
In the event the involuntary termination occurs within six months prior to, or within twelve (12) months following, a “change of control” (as such term is defined in the Moore Severance Agreement), Mr. Moore will be entitled to the following benefits: (i) a lump sum cash payment equal to twelve (12) months of his base salary and the then-current year's target bonus as in effect as of the date of such involuntary termination or, if greater, as in effect immediately prior to the change of control; (ii) accelerated vesting of all outstanding equity awards granted to him by the Company prior to the change of control; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination of Mr. Moore until the earlier of when he (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA, or twelve (12) months from the date of termination. In the event of an involuntary termination that occurs within six months prior to a change of control, any acceleration of vesting of options and shares triggered by the change of control will occur immediately prior to the change of control and Mr. Moore will have a minimum of six months following the change of control to exercise the options (or longer if a longer period would otherwise be applicable).
In the event the involuntary termination occurs during the Second Year following a change of control, Mr. Moore will be entitled to the following benefits: (i) a lump sum cash payment equal to his per month base salary in effect at the time of termination, or if greater, at the time of the change of control, multiplied by the number of whole months remaining in the Second Year after the termination occurs; (ii) a lump sum cash payment equal to one-twelfth of the then current year's target bonus as in effect at the time of termination, or if greater, at the time of the change of control, multiplied by the number of whole months remaining in the Second Year after the termination occurs; (iii) accelerated vesting of all outstanding stock options granted to Mr. Moore by the Company prior to the change of control that would have otherwise vested after termination during the remaining number of whole months in the Second Year; and (iv) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding his termination for the number of whole months remaining in the Second Year.
In the event of an involuntarily termination apart from a change of control, Mr. Moore would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twelve (12) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding stock options that would otherwise have vested during the twelve (12) months following such termination. In this event, the benefits would be calculated as if the date of the change of control were the same as the date of the involuntarily termination.
In the event the severance benefits under the Moore Severance Agreement would be treated as excess parachute payments subject to excise taxes, the benefits would either be reduced to a level that would not trigger the excise taxes or would be paid in full, whichever results in Mr. Moore retaining a greater benefit on an after-tax basis.

The Walicek Separation Agreement
Mr. Walicek, our former President and CEO, resigned from his position as President and CEO and member of the Board, effective as of the close of business February 1, 2016. In connection with this transition, the Company and Mr. Walicek entered into the Separation and Consulting Agreement dated February 1, 2016 (the "Walicek Separation Agreement"). Pursuant to the Walicek Separation Agreement, Mr. Walicek received severance pay equal to $700,000 (which is equivalent to the sum of one year of Mr. Walicek’s annual base salary and his termination-based target bonus), pay in lieu of thirty days’ advance notice of termination that is equal to $31,250, payment of COBRA health insurance premiums for twelve (12) months and the opportunity to vest with respect to the 72,600 RSUs otherwise scheduled to vest February 15, 2016 over a six-month consulting service period from February 2016 through July 2016. The Walicek Separation Agreement also provides, among other things, for transition consulting services from Mr. Walicek, a general release of claims against us and our affiliates from Mr. Walicek and a mutual non-disparagement covenant.
Total Benefits Potentially Payable
The following table summarizes benefits that would have been payable to the Named Executive Officers as of December 31, 2016 had they been involuntarily terminated or had a change of control and involuntary termination occurred as of that date:

	Involuntary termination not related to change in control			Involuntary termination related to change in control
	Estimated total value of cash payments ($)	Estimated total value of equity acceleration ($) (1)	Estimated total value of health benefits continuation ($)	Estimated total value of cash payments ($)	Estimated total value of equity acceleration ($) (2)	Estimated total value of health benefits continuation ($)
Todd A. DeBonis	$800,000	$57,021	$33,967	$800,000	$539,000	$33,967
Steven L. Moore	412,500	—	25,356	412,500	285,740	25,356
Stephen L. Domenik (3)	—	—	—	—	—	—
Bruce A. Walicek (4)	731,250	146,289	32,390	—	—	—

(1)	Estimated using the $2.80 closing price of a share of our common stock on December 31, 2016.

(2)
As noted above, the level of severance benefits in the context of a change of control depends on whether the involuntary termination occurs during the period six months prior to, or within twelve (12) months after, a change of control, or during the period twelve to twenty-four months after, a change of control. For purposes of this table, we have assumed that the involuntary termination occurred within six months prior to or twelve (12) months after the change in control. The value of such level of benefits was estimated using the $2.80 closing price of a share of our common stock on December 31, 2016.

(3)	No termination benefits were provided to Mr. Domenik upon his resignation.

(4)
The actual severance paid to Mr. Walicek pursuant to the Walicek Separation Agreement constituted $731,250 in cash severance and $32,390 in health benefits continuation. In addition, the Walicek Separation Agreement provided Mr. Walicek the opportunity to vest with respect to 72,600 RSUs (valued at $146,289 based on the closing price per share of our common stock as of each of the vest dates) in exchange for six months of transition consulting services to us.

OTHER BUSINESS
As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, proxies held by the Board will be voted on such other matters as determined by a majority of the Board.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
If a shareholder wishes to present a proposal to be included in the Company’s 2018 proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Any such proposal must be received by the Company no later than December 14, 2017. If the Company changes the date of its 2018 annual meeting by more than 30 days from the date of the 2017 annual meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, under the Company’s Second Amended and Restated Bylaws, a proposal or nomination that a shareholder submits outside the processes of SEC Rule 14a-8 must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting. In the event we provide less than 60 days’ notice or prior public disclosure of the date of the annual meeting, the shareholder proposal or nomination must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, in accordance with the Second Amended and Restated Bylaws: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the shareholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by such shareholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
In relation to shareholder proposals and nominations, in certain instances the Company may exercise discretionary voting authority under proxies held by the Board. For instance, if the Company does not receive a shareholder proposal or nomination 60 days prior to the date of the annual meeting (or, in the event the Company provides less than 60 days’ notice or prior public disclosure of the date of the annual meeting, the shareholder proposal or nomination is received later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made), the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal. However, if the Company changes the date of its 2018 annual meeting by more than 30 days from the date of the 2017 annual meeting and the shareholder submits the proposal or nomination pursuant to Rule 14a-8, the Company may exercise discretionary voting authority if the proposal or nomination is not received in a reasonable time before the Company begins to print and send its proxy materials. In addition, even if the Company is notified of a shareholder proposal or nomination within the time requirements discussed above, if the shareholder does not comply with certain requirements of the Exchange Act, the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal or nomination if the Company includes advice in its proxy statement on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference into this Proxy Statement. We make these filings available on our Internet website at www.pixelworks.com, free of charge, as soon as practicable after we electronically file such reports with the SEC. Additionally, the Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting, a copy of the Company’s Annual Report as filed with the SEC on Form 10-K for the year ended December 31, 2016. Written requests should be mailed to Pixelworks, Inc., Attn: Secretary, 224 Airport Parkway, Ste. 400, San Jose, CA, 95110.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
San Jose, California
April 13, 2017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Pixelworks, Inc. c/o Broadridge PO Box 1342 Brentwood, NY 11717
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			o	o	o
1.	Election of Directors

Nominees

01	Todd A. DeBonis	02	C. Scott Gibson	03	Daniel J. Heneghan	04	Richard L. Sanquini	05	David J. Tupman

Your Board of Directors recommends that you vote FOR proposals 2, and 3.									For	Against	Abstain
2	Approval of Amended and Restated 2006 Stock Incentive Plan.								o	o	o
3	Ratification of KPMG LLP as Pixelworks' independent registered public accounting firm for the year ending December 31, 2017.								o	o	o

Note: Such other business as may properly come before the meeting or any adjournment thereof.
For address change / comments, mark here. (see reverse for instructions)				o

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PIXELWORKS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 10, 2017 PROXY SOLICITED OF BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. DeBonis and Steven L. Moore proxies, with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 10, 2017 and any adjournments thereof, with all powers that the undersigned would possess if personally present.

Whether or not you expect to attend the annual meeting, please vote these shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. WHETHER OR NOT DIRECTION IS MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY SUCH ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

APPENDIX A
PIXELWORKS, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract, retain and reward individuals who can and do contribute to the Company's success by providing Employees and Consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders.
2. Definitions. As used herein, the following definitions shall apply:
2.1. Administrator” shall mean the Board or any of its Committees appointed to administer the Plan, in accordance with Section 4.1.
2.2. “Award” shall mean an award of an Option, SAR or Sale of Shares under the Plan.
2.3. “Award Agreement” shall mean a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.
2.4. “Board” shall mean the Board of Directors of the Company.
2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.6. “Committee” shall mean a committee appointed by the Board in accordance with Section 4.1 of the Plan.
2.7. “Common Stock” shall mean the common stock of the Company.
2.8. “Company” shall mean Pixelworks, Inc., an Oregon corporation.
2.9. “Consultant” shall mean any non-Employee who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.
2.10. “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Grantee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.
2.11. “Director” shall mean a member of the Board.

2.12. “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
2.13. “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director or Consultant shall be sufficient to constitute “employment” by the Company.
2.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15. “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

2.15.1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.15.2. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.15.3. In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator.
2.16. “Grantee” shall mean an Employee or Consultant who has been granted an Award hereunder, or the permitted successor or legal representative of such Employee or Consultant.
2.17. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.18. “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.19. “Notice of Grant” shall mean a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
2.20. “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.21. “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
2.22. “Optioned Stock” shall mean the Shares subject to an Option or Stock Appreciation Right.
2.23. “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.24. “Plan” shall mean this Amended and Restated 2006 Stock Incentive Plan.
2.25. “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.26. “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for any form of consideration specified in Section 8.2, as well as a grant of Shares for consideration in the form of past or future services. For purposes of clarity, a “Sale” of Shares or Shares “Sold” shall include, without limitation, awards of stock bonuses, restricted stock, stock units, performance stock, performance units or similar rights to acquire Shares, whether upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof.
2.27. “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

2.28. “Stock Appreciation Right” or “SAR” shall mean a right to receive from the Company, with respect to each Share as to which the SAR is exercised, payment in an amount equal to the excess of the Share's Fair Market Value on the exercise date over its Fair Market Value on the date the SAR was granted. Such payment will be made solely in Shares valued at Fair Market Value on the exercise date.
2.29. “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
3.1. Subject to the provisions of Section 3.2 below and the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 11,983,333 shares. (All share limits in the Plan are presented after giving effect to the Company's 1-for-3 stock split in June 2008.) The Shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in respect of any “full-value award” granted under the Plan shall be counted against the foregoing share limit for the Plan as 1.33 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under the Plan, 133 shares shall be charged against the share limit in connection with that award.) For this purpose, a “full-value award” means any Award under the Plan that is not an Option or SAR.
3.2. If an Option or SAR should expire, or become unexercisable for any reason, or is otherwise terminated or forfeited, without having been exercised in full, the Optioned Stock which was subject thereto shall, unless the Plan shall have been terminated, become available for future Option or SAR grants and/or Sales under the Plan. If any Shares issued pursuant to a Sale or exercise of an Option or SAR shall be reacquired, canceled or forfeited for any reason, such Shares shall become available for future Option or SAR grants and/or Sales under the Plan, unless the Plan shall have been terminated. If any reacquired, canceled or forfeited Shares were originally issued upon exercise of an Incentive Stock Option, then once so reacquired, canceled or forfeited, such Shares shall not be considered to have been issued for purposes of applying the limitation set forth in Section 3.3 below. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.
3.3. Notwithstanding any other provision of this Section 3, but subject to the adjustment provisions of Section 11.1 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 11,983,333.
4. Administration of the Plan.
4.1. Procedure.
4.1.1. Multiple Administrative Committees. If permitted by Rule 16b-3, the Plan may be administered by different Committees with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

4.1.2. Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Award grants to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
4.1.3. Administration With Respect to Other Persons. With respect to Award grants to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

4.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
4.2.1. to grant Awards or SARs;
4.2.2. to authorize Sales of Shares hereunder;
4.2.3. to determine, upon review of relevant information, the Fair Market Value of a Share;
4.2.4. to determine the exercise/purchase price per Share of Options or SARs to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;
4.2.5. to determine the Employees or Consultants to whom, and the time or times at which, Options or SARs shall be granted and the number of Shares to be represented by each Option or SAR;
4.2.6. to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;
4.2.7. to administer and interpret the Plan;
4.2.8. to prescribe, amend and rescind rules and regulations relating to the Plan;
4.2.9. to determine the terms and provisions of each Option or SAR granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or SAR;
4.2.10. to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;
4.2.11. to accelerate (with the consent of the Grantee) the exercise date of any Option;

4.2.12. to accelerate (with the consent of the Grantee or purchaser of Shares) the vesting restrictions applicable to Shares Sold or Options or SARs granted under the Plan;
4.2.13. to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, SAR or Sale of Shares previously granted or authorized by the Administrator;
4.2.14. to determine the transfer or vesting restrictions, repurchase rights or other restrictions applicable to Shares issued under the Plan;
4.2.15. to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, but only at the time of an Option or SAR grant or Sale of Shares;
4.2.16. to approve forms for use under the Plan; and

4.2.17. to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding any other provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
4.3. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees and any other holders of any Shares Sold under the Plan.
5. Eligibility.
5.1. Persons Eligible. Awards may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.
5.2. ISO Limitation. To the extent that the aggregate Fair Market Value of Shares subject to a Grantee's Incentive Stock Options granted by the Company, any Parent or Subsidiary which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
5.3. Section 5.2 Limitations. Section 5.2 of the Plan shall apply only to an Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall be a Nonqualified Stock Option.
5.4. No Right to Continued Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate their employment or consulting relationship at any time, with or without cause.
5.5. Other Limitations. The following limitations shall apply to grants of Options or SARs to Employees:
5.5.1. No Employee shall be granted, in any fiscal year of the Company, Options or SARs to acquire more than 250,000 Shares.
5.5.2. In connection with his or her initial employment, an Employee may be granted Options or SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

5.5.3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan. However, if the Company's shareholders approve an increase in the number of Shares available for issuance under section 3.1, such increase shall be deemed the adoption of a new plan with respect to the increased number of Shares, which may be issued for a term of ten (10) years following the date of such increase.
7. Term of Options and SARs. The term of each Option and SAR shall be stated in the Notice of Grant; provided, however, that in no event shall the term of any Option or SAR exceed six (6) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Grantee who, on the date the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.
8. Exercise/Purchase Price and Consideration.
8.1. Exercise/Purchase Price. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or SAR or a Sale of Shares shall be such price as is determined by the Administrator, but shall be subject to the following:
8.1.1. In the case of an Incentive Stock Option
(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant.
(2) granted to any other Employee, the per Share exercise price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant.
8.1.2. In the case of a Nonqualified Stock Option, SAR or Sale, the per Share exercise/purchase price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant or Sale, as the case may be.
8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:
8.2.1. cash;
8.2.2. check;
8.2.3. promissory note;
8.2.4. transfer to the Company of Shares which
(1) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six months on the date of transfer, and
(2) have a Fair Market Value on the date of transfer equal to the aggregate exercise price of the Shares to be acquired;

8.2.5. if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;
8.2.6. such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or
8.2.7. any combination of the foregoing methods of payment.
If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.2, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsection 8.2.5 above.
9. Exercise of Option or SAR.
9.1. Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Grantee, and as shall be permissible under the terms of the Plan.
An Option or SAR may not be exercised for a fraction of a Share. If the exercise of a SAR would result in the issuance of a fractional Share, the Shares to be issued shall be rounded to the nearest whole Share.
An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the Grantee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Award Agreement and Section 8.2 of the Plan. Each Grantee who exercises an Option or SAR shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. A Grantee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Subject to section 3, exercise of an Option or settlement of a SAR shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Option or SAR by the number of Shares issued upon such exercise.

9.2. Termination of Employment or Consulting Relationship. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates (other than upon the Grantee's death or Disability), the Grantee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified by the Administrator, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.

9.3. Disability of Grantee. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates as a result of the Grantee's Disability, the Grantee may exercise his or her Option or SAR at any time within twelve (12) months from the date of such termination, but only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.4. Death of Grantee. In the event of the death of a Grantee, the Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant), by the Grantee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the remaining portion of the Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.5. Rule 16b-3. Options or SARs, as well as Sales of Shares, granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Nontransferability of Awards. Except as otherwise specifically provided in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee or, if incapacitated, by his or her legal guardian or legal representative.
11. Adjustments Upon Changes in Capitalization or Merger.
11.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
11.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board and, in the case of Options and SARs, give each Grantee the right to exercise Grantee's Option or SAR as to all or any part of the Optioned Stock subject to the Option or SAR, including Shares as to which the Option or SAR would not otherwise be exercisable.

11.3. Merger or Asset Sale. Except as otherwise provided in an Award Agreement, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that, in the case of Options and SARs, each Grantee shall have the right to exercise the Grantee's Options or SARs as to all or any part of the Optioned Stock subject to the Option or SAR, including Shares as to which the Option or SAR would not otherwise be exercisable. If the Administrator determines that an Option or SAR shall be exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Option or SAR shall be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed or substituted if, following the merger or sale of assets, the Option or SAR confers the right to purchase, for each Share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent substantially equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets. The determination of such substantial equality of value of consideration shall be made by the Administrator and its determination shall be conclusive and binding.
12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award (or such later date as the Administrator may establish at the time of granting the Award). Notice of the determination shall be given to each Grantee within a reasonable time after the date of such grant.
13. Amendment and Termination of the Plan.
13.1. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.
13.2. Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
13.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Administrator.
14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, SAR or a Sale unless the exercise of such Option, SAR or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Liability of Company.
16.1. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of an Option or SAR or a Sale, the Company may require the person exercising such Option or SAR or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
16.2. Grants Exceeding Allotted Shares. If the grant of an Award causes the aggregate number of Shares previously issued under the Plan and subject to then-outstanding Awards under the Plan to exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.
17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
18. Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:
(a) require the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or
(b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment, except to the extent additional withholding does not result in adverse accounting treatment to the Company.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Administrator may in its sole discretion (subject to Section 14) require or grant (either at the time of the Award or thereafter) to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

19. Plan Not Funded. Awards payable under the Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Grantee, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Grantee, beneficiary or other person. To the extent that a Grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
20. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a Grantee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 11.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
21. Governing Law; Severability; Headings. The Plan, the Awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Oregon. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22. No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.